Blue Sphere Corporation 8-K

Exhibit 10.1

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is made effective as of the Effective Date between Blue Sphere Corporation, a Nevada corporation having its principal place of business at 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262 (the “Company”) and Ran Daniel, an individual residing at ______________________________ (the “Executive”). The Company and the Executive are each referred to herein as a “Party” and collectively, the “Parties”.

WHEREAS, the Company wishes to engage the Executive as its Chief Financial Officer and to provide the Services (as defined below) and the Executive agrees to be the Company’s Chief Financial Officer and to provide the Services for the compensation and otherwise in accordance with the terms and conditions contained in this Agreement; and

WHEREAS, the Executive represents that he possesses all experience, ability and skills relating to the Company’s business that are necessary to render the Services to the Company and the Executive have been and is in the business of providing such Services.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, agree to the terms set forth below.

1.                  TERM.

1.1.            Term. This Agreement will commence on May 1, 2016 (the “Effective Date”) and expire on May 1, 2017, unless sooner terminated pursuant to Section 4 hereof (the “Initial Term”). Upon the end of the Initial Term, the Parties may extend this Agreement upon mutual consent for additional one (1) year periods (collectively, the “Term”).

2.                  TITLE, DUTIES AND SERVICES.

2.1.                 The Executive shall serve as the Company’s Chief Financial Officer. Subject to the terms and conditions set forth herein, the Company hereby retains Executive to assist the Company and its affiliates and/or subsidiaries as Chief Financial Officer on all strategic and tactical matters as they relate to budget management, cost benefit analysis, financial forecasting needs, securing new funding, assisting in the making of strategic decisions, business development, project appraisal, projects management, financial analysis, transaction negotiation and structuring, certifying to the accuracy of financial statements pursuant to applicable U.S. Securities and Exchange Commission (“SEC”) rules and regulations, monitoring banking activities, overseeing accounts payable and accounts receivable as well as such other duties, authority, and responsibility as shall be determined, expanded or limited from time to time by the Company’s Chief Executive Officer or the Company’s Board of Directors (collectively, the “Services”). Upon request from the Company, which may be made any time at the Company’s sole discretion, and the Executive’s acceptance of such request, the Services shall be expanded to include preparing, filing and ensuring of compliance with all applicable federal, state and local regulations, including, but not limited to the Company’s reporting requirements with the SEC (the “Reporting Services”). At such time that the Company directs and the Executive accepts responsibility to perform the Reporting Services, all references herein to the Services shall be deemed to include the Reporting Services.

2.2.            The Services shall be provided solely and exclusively by the Executive. The Executive shall not subcontract, assign, transfer or otherwise delegate performance of any Services without the prior written consent of the Company.

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2.3.            Throughout the Term of this Agreement, the Executive shall devote all the necessary time and attention to the business of the Company according to the needs of the Company from time to time.

2.4.            The Executive shall perform the Services in an efficient, expeditious and professional manner. In performance of the Services and this Agreement, the Executive shall comply with all applicable laws, ordinances, rules, regulations, orders, licenses, permits and other governmental requirements (including, but not limited to, any such requirements imposed upon the Company with respect to the Services).

2.5.            The Executive represents and warrants to the Company that he is under no contractual or other restrictions or obligations which are inconsistent with the execution and delivery of this Agreement, or which may interfere with the performance of the Services and that this Agreement constitutes the valid and binding obligation of the Executive. In addition, the Executive represents and warrants that the execution, delivery and performance of this Agreement will not (i) constitute a default under or conflict with other activities or any other agreement, understanding or commitment, to which he is a party, or by which he is bound and (ii) does not require the consent of any person or entity.

3.                  COMPENSATION.

3.1.            Subject to the performance of the Services to be rendered hereunder, the Company shall pay to the Executive for all Services rendered hereunder a monthly fee in an aggregate amount of $12,000 USD (the “Compensation”). At such time that the Company directs and the Executive accepts responsibility to perform the Reporting Services, the Compensation shall be increased to $15,000 per month, which shall applied pro rata based on the date the Executive accepts such responsibility. The Company and Executive will evaluate the Consideration each year following the Initial Term, and may increase or decrease the Compensation by mutual agreement of the Parties.

3.2.            The Compensation shall be paid to the Executive against an invoice validly issued, in accordance with applicable law, at the end of each calendar month under this Agreement, and the Company will pay Executive the Compensation within five (5) business days from the receipt of any such invoice.

3.3.            Except as provided herein, the Compensation shall constitute the full and total compensation due to the Executive under this Agreement, and the Executive shall not be entitled to any other form of compensation, commission, fee, securities, remuneration, reimbursement or any other form of payment or consideration for the provision of Services hereunder.

3.4.            The Executive shall be solely responsible for, and will make proper and timely payment of, any and all withholding, taxes, duties, fees and/or other impositions that may be levied pursuant to applicable law upon the Executive in connection with the provision of the Services hereunder, the fulfillment of the Duties of Executive. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment made to the Executive, the Company shall withhold said tax at the rate set forth in the certification issued by the appropriate taxing authority or at the rate determined by said law or regulation. Executive agrees to indemnify the Company against all claims, liabilities or expenses the Company incurs as a result of a breach of Executive’s obligations under this Section 3.4.

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3.5.            Executive shall be reimbursed by the Company for all reasonable expenses that shall have been incurred by Executive in performing his Services and/or for promoting the business of the Company, upon submission of a monthly statement of documented expenses. All expenses will be reimbursed in accordance with the Company’s standard policies and procedures. Reimbursement pursuant to this Section 3.5 shall be effected within five business days after the submission of each statement as aforesaid.

3.6.            The Company will consider from time to time whether to reward Executive with other consideration for his Services such as: bonuses, options and/or other securities, at the sole discretion of the Company. The Executive shall be entitled to participate in the Company’s incentive plans, if any, and to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board of Directors of the Company (or any authorized committee thereof) in its discretion.

4.                  TERMINATION.

4.1.            Both Parties shall be entitled to terminate this Agreement, for any reason and at any time, by providing at least 30 days’ prior written notice to the other Party.

4.2.            Notwithstanding the above, the Company shall be entitled to terminate this Agreement with immediate effect and without prior notice, at any time, (i) for Cause or (ii) due to the death or Disability (as defined below) of the Executive. For the purpose of this Section 4:

4.2.1.      “Disability” shall mean (i) any physical or mental illness or injury, as a result of which the Executive fails to render the Services required of him pursuant to this Agreement, for (a) a period of two (2) successive months, or (b) an aggregate of two (2) months in any twelve (12) month period, upon which disability shall be deemed to occur upon the end of such two-month period, or (ii) any case where the Executive is unable or fails, for any reason, to render the Services required pursuant to this Agreement.

4.2.2.      “Cause” shall mean the occurrence of any (one or more) of the following circumstances: (i) the filing of any indictment(s) against the Executive for any crime, felony or offense in any jurisdiction (ii) a breach by the Executive of any of the material terms or conditions hereof, provided that such breach, if reasonably curable, is not cured within fourteen (14) days of the date that such breach began; (iii) any negligent, fraudulent or bad faith act or omission by the Executive concerning or toward the Company, or any act or omission by the Executive designed to harm the Company; (iv) any act of fraud or embezzlement of funds of the Company by the Executive; or (v) falsification of the Company’s records or reports or any other willful misconduct by the Executive in connection with the business affairs of the Company.

4.3.            Upon termination, neither Party shall have any further obligations under this Agreement, except for the obligations, which by their terms survive this termination. Upon termination and, in any case, upon the Company’s request, the Executive shall return immediately to the Company or destroy all Confidential Information (as defined below) and copies thereof and any other property belonging to the Company, including, but not limited to (if applicable), any confidential materials, keys, documents, reports, research records, computer files and/or records, passwords for all computer records, bank statements, checks or any other Company materials.

4.4.            Any termination of this Agreement shall not affect the Executive’s eligibility to receive payment of Compensation and reimbursement of expenses for Services already provided to the Company prior to the date that notice of termination is provided by either Party, or at such later date as the Parties may agree.

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5.                  CONFIDENTIALITY; PROPRIETARY RIGHTS; NON-COMPETE.

5.1.            Confidential Information.

5.1.1.      The Executive acknowledges that the Executive will, either directly or indirectly, have access to and be entrusted with Confidential Information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers. “Confidential Information” includes all non-public, confidential or proprietary information in any form, tangible or intangible, which pertains in any manner to the Company, including information produced or acquired by the Executive, or any other employee or consultant, in the course of performing services for or on behalf of the Company. The Executive acknowledges that Confidential Information is intended to be broadly defined and construed and shall include all information whose unauthorized disclosure could be detrimental to the Company’s interests, whether or not the Company has expressly identified such information as Confidential Information.

5.1.2.      The Executive acknowledges that the Company’s Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Executive covenants and agrees that the Executive will keep in strict confidence the Company’s Confidential Information and will not, without prior written consent of the Company, disclose, use or otherwise disseminate the Company’s Confidential Information, directly or indirectly, to any third party.

5.1.3.      The general prohibitions contained in this Section 5.1 against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply in respect of any Company Confidential Information that:

(i)                    is available to the public generally as of the Effective Date;

(ii)                   becomes part of the public domain through no fault of, or breach of Section 5.1 by, the Executive;

(iii)                  was known or in the lawful possession of the Executive prior to the Effective Date; or

(iv)                  is compelled by applicable law to be disclosed, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance at the request and expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

5.1.4.      The Executive agrees that, upon termination of his services for the Company, he will immediately surrender to the Company or destroy, at the Company’s election, all Company Confidential Information then in his possession or under his control.

5.2.            Non Competition. The Executive agrees and undertakes that he will not, at any time during the Term and for a period of twelve (12) months thereafter, become financially interested in or be employed by business or venture that competes directly with the Company.

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5.3.            No Solicitation. The Executive covenants and undertakes that he will not, at any time during the Term and for a period of twelve (12) months thereafter, for any reason, directly or indirectly, in any way:

5.3.1.      solicit, hire or engage the services of any employee or consultant of the Company or its affiliates or persuade or attempt to persuade any such individual to terminate his employment or relationship with the Company or any of its affiliates;

5.3.2.      persuade or attempt to persuade any Customer and /or supplier to restrict, limit or discontinue purchasing or selling and/or providing and/or retaining the services provided by the Company or supplied to the Company or any of its affiliates to any such Customer or Supplier or to reduce the amount of business which any such Customer and/or Supplier has customarily done, or contemplates doing, with the Company or any of its affiliates in respect of the Company’s business, or to solicit or take away, or attempt to solicit or take away, from the Company or any of its affiliates any of its Customers and/or Suppliers in respect of the Company’s business.

5.3.3.      For the purposes of this Agreement, “Customer” and “Supplier” means any Person who is, at any time during the Term, a customer and or a supplier of the Company, respectively.

6.                  THE NATURE OF THE CONTRACTUAL RELATIONSHIP.

6.1.            Independent Contractor. The Executive shall at all times act as an independent contractor, and shall not be, and/or claim to be, an employee of the Company. The Executive warrants that he is aware that this Agreement is only an agreement for the provision of services on a strictly contractual basis, and does not create employer-employee relations between him and the Company and does not confer upon her any rights, except for those explicitly set forth herein.

6.2.            No Employment Status. The Executive undertakes that he and/or anyone on its/her behalf shall not claim, demand, sue or bring any cause of action against the Company in connection with alleged employer-employee relations between him and the Company, and/or any right and/or payment that an employee is entitled to, and if he does so, he shall indemnify the Company upon its first demand for any expense that may be occasioned to it in respect of, or in connection with, a claim as aforesaid, including legal fees. Without prejudice to the generality of the aforesaid, it is hereby agreed that the Executive shall not be entitled to, and knowingly and voluntarily waive any rights to, receive from the Company severance pay and/or any other payment and/or other consideration deriving from employer-employee relations and/or the termination thereof and/or any social benefits including, but not limited to, health and accident insurance, life insurance, sick leave pension or vacation and similar benefits.

7.                  MISCELLANEOUS.

7.1.            Equitable Relief. The Executive agrees that any breach of Section 5 above would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of the Executive’s obligations hereunder.

7.2.            Waiver. Any waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof. All waivers by any Party shall be in writing.

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7.3.            Severability; Reformation. In case any one or more of the provisions (or parts of a provision) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or part of a provision) of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision (or part of a provision), had never been contained herein, and such provision (or part of the provision) reformed so that it would be valid, legal and enforceable to the maximum extent possible, provided that the same does not curtail the original intent of the Parties as evidenced herein. Without limiting the foregoing, if any provision (or part of provision) contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing applicable law.

7.4.            Assignment. The Company shall have the right, subject to the delivery of a prior written notice to the Executive, to assign its rights and obligations under this Agreement to a party which assumes the Company’ obligations hereunder. The Executive shall not have the right to assign his rights or obligations under this Agreement without the prior written consent of the Company.

7.5.            Headings; Interpretation. Headings and subheadings are for convenience only and shall not be deemed to be a part of this Agreement. The preamble, exhibits and schedules to this Agreement constitute an integral part hereof. Words in the singular shall include the plural and vice versa; and reference to a person shall also include corporate bodies and other legal entities.

7.6.            Amendments. This Agreement may be amended or modified, in whole or in part, only by an instrument in writing signed by the Company and the Executive.

7.7.            Notices. Any notices or other communications required hereunder shall be in writing and shall be deemed given when delivered in person or when mailed, by certified or registered first class mail, postage prepaid, return receipt requested, addressed to the Parties at their addresses specified in the preamble to this Agreement or to such other addresses of which a Party shall have notified the others in accordance with the provisions of this Section 7.7, and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified, (b), if sent by electronic mail or facsimile (with electronic confirmation of receipt) on the recipient’s next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

7.8.            Governing Law. This Agreement shall be governed by the internal laws of the State of Nevada, without regard to its conflict of law provisions.

7.9.            Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto relating to the subject matter of this Agreement.

7.10.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered on and as of the Effective Date.

COMPANY:		EXECUTIVE:

BLUE SPHERE CORPORATION

By:	/s/ Shlomo Palas	By:	/s/ Ran Daniel
Name:	Shlomo Palas	Name:	Ran Daniel
Title:	President & Chief Executive Officer